UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): March 25, 2002

PHARMCHEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19371	7-0187280

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 N. BEACH STREET, HALTOM CITY, TX 76137

(Address of principal executive offices) (Zip Code)

(817) 605-5300

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.     Acquisition or Disposition of Assets.

On March 25, 2002, the Registrant completed the sale of all of the share capital of Medscreen, Limited, its London-based, wholly-owned subsidiary (“Medscreen”) for approximately $10.0 million in cash (the “Sale”) to Newincco 140 Limited, a newly formed investee company (created to acquire Medscreen) of Sagitta European Private Equity Partners, II L.P. (“Newincco”). Medscreen, a certified laboratory, provided drug testing services to customers in Europe and the United Kingdom. Of the $10.0 million consideration, $1.7 million was used to repay Medscreen’s indebtedness to its bank, as of the business date prior to the closing of the Sale. In the event Newincco sells Medscreen within 12 months of the date of the closing of the Sale, the Registrant would, during the first six months, be entitled to 50% of the excess of the new selling price over the $10.0 million received by the Registrant (as adjusted pursuant to the terms of the agreement) and 25% of such excess during the second six months. The consideration for the Sale was determined through arms length negotiations between the Registrant and Newincco. There is no relationship between the Registrant, any of its affiliates, any of its directors or officers, or any associates of such directors and officers, and Newincco.

The description of the terms of the Sale is qualified in its entirety by reference to the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Medscreen, Limited attached as an exhibit to this Form 8-K.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not Applicable.

(b)  Pro Forma Financial Information

Pro forma financial statements for the years ended December 31, 2001, 2000 and 1999 are attached as Exhibit 99.1.

(c)  Exhibits

2.1 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Medscreen, Limited between PharmChem, Inc. and Newincco 140 Limited, dated March 25, 2002.

10.1 Amendment and Forbearance Agreement, amending and relating to an Amended and Restated Loan and Security Agreement, between PharmChem, Inc. and Comerica Bank—California, dated March 1, 2002.

99.1 Pro forma financial statements for the years ended December 31, 2001, 2000 and 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMCHEM, INC.

Date:	April 9, 2002	By:	/S/ DAVID A. LATTANZIO David A. Lattanzio Vice President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement between PharmChem, Inc. and Newincco 140 Limited, dated March 25, 2002.

10.1	Amendment and Forbearance Agreement, pursuant to an Amended and Restated Loan and Security Agreement, between PharmChem, Inc. and Comerica Bank—California, dated March 1, 2002.

99.1	Pro forma financial statements for the years ended December 31, 2001, 2000 and 1999.